Exhibit 10.14

Volvo Financial Services

Master Loan and Security Agreement

BORROWER’S NAME AND ADDRESS

Legal Name:	AMERIQUEST LEASING & MAINTENANCE, INC.

Business Type:	C Corporation

Mailing Address:	6195 Crooked Creek Rood ATTN: Kelly Winnett, NORCROSS, GA, 30092

Street Address:	6195 Crooked Creek Road

City:	NORCROSS	State: GA	Zip: 30092

County:	GWINNETT	Telephone: 770-225-6586	Fax:

Federal ID/SSN:	27-3135502

Customer No:	7621040	State of Formation: DE or State of Residence: N/A

Dated: As of 3/29/2012

Borrower: AMERIQUEST LEASING & MAINTENANCE, INC, DBA Cure Leasing & Maintenance	Lender: Volvo Financial Services, a division of VFS US LLC

7025 Albert Pick Road, Suite 105 (27409)
Title:	P.O. Box 26131
Print Name:	Greensboro, North Carolina 27402-6131
Signature:	Signature:
X

This Master Loan and Security Agreement (this “Agreement”) is entered into as of 3/29/2012 by and between AMERLQUEST LEASING & MAINTENANCE, INC. (“Borrower,” and if more than one, jointly and severally, the “Borrower”), whose principal place of business is at the address set forth above, and Volvo Financial Services, a division of VFS US LLC, a Delaware limited liability company, (“Lender”), at 7025 Albert Pick Road Suite 105, PO Box 26131, Greensboro, North Carolina 27402-6131 (“Lender”),

Borrower has requested Lender to make loans from time to time to Borrower, the proceeds of which will be used by Borrower to acquire directly from sellers and/or manufacturers such construction, motor vehicles, trailers, and other personal property or related equipment (collectively, the “Equipment”) as more particularly described on schedules to be attached from time to time to this Agreement in the form attached as Exhibit “A” (each a “Schedule”) and, subject to the terms and conditions of this Agreement, Lender has to agree to make such loans to Borrower, the proceeds of the loans to be used for such acquisitions. In order to induce Lender to enter into this Agreement, Borrower has agreed to grant Lender a purchase money, first priority security interest in the Equipment. When used in this Master Loan and Security Agreement, the phrase “this Agreement” and any similar phrase shall mean collectively, this Agreement, all Schedules and and other documents executed by Lender and Borrower. Each Schedule shall be deemed a separate loan agreement with respect to the Equipment described therein, and each Schedule shall be deemed to incorporate by reference the terms of this Agreement.

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Leader agree as follows:

I.  The Loan, Subject to satisfaction of all of the terms and conditions of this Agreement, Lender agrees to loan to Borrower, in one or more transactions, such amounts as maybe mutually agreed upon by Lender and Borrower from time to time (collectively, the, “Loan Amount”).

(a)  Advances.  Each advance of a portion of the Loan Amount (an “Advance”) shall be evidenced by a Promissory Note (Secured) in form and substance satisfactory to Lender and substantially in the form attached as Exhibit “B” to this Agreement (each a “Note”). Borrower agrees to make all payments of any amounts due under this Agreement, the Notes, or any ether agreement or document executed in connection therewith, in the manner required by Lender, including, but not limited to, by wire transfer, electronic funds transfer, or by automatic withdrawal from Borrower’s accounts.

(b)  Conditions Precedent.  Lender shall have no obligation to make any Advance to or on behalf of Borrower until all of the following conditions precedent are fulfilled to the reasonable satisfaction of Lender: (i) all of the representations made by Borrower in this Agreement are true and accurate as of the date of such requested Advance (each a “Funding Date”); (ii) Borrower has provided Lender with evidence of Borrower’s compliance with the insurance requirements set forth in this Agreement; (iii) Lender has received UCC Form 1 Financing Statements (if required by Lender) which Borrower hereby authorizes Lender to file and, if applicable, evidence of titling and registration of the Equipment for which the Advance has been requested, all of such documents reflecting Lender’s first priority security interest in form and substance satisfactory to Lender; (iv) if required by Lender, Borrower has provided a certificate of its secretary or other authorized officer certifying (1) Borrower’s charter and governing documents, (2) resolutions of Borrower’s governing board duly authorizing the execution, delivery, and performance of this Agreement, the Notes, and all other documents executed in connection therewith (each a “Loan Document” and collectively with any guaranties required under this Agreement, the “Loan Documents”), and (3) the incumbency and signatures of the officers authorized to execute the Loan Documents; (v) if required by Lender, Lender has received executed guaranties in form and substance satisfactory to Lender; (vi) Lender has received a Schedule and Note executed by Borrower, each in form and substance satisfactory to Lender; (vii) if Lender so requires, opinion(s) of counsel for each Borrower and any Guarantor, in form and substance satisfactory to Lender; (vii) a certificate form a duly executed officer of Borrower that no Event of Default or event which, but for the passage of time or the giving of notice, or both, would constitute an Event of Default under any of the Loan Documents has occurred and is continuing, and (ix) such other documents may be requested by Lender.

2. Security Agreement.  To secure Borrower’s full and complete payment and performance under all of the Loan documents, Borrower hereby grants to Lender a security interest in and to the Equipment and such other equipment and goods as described on the Schedules now and hereafter to be attached to this Agreement together with all attachments, accessions, replacements, parts, proceeds (including insurance proceeds), income, earnings, accounts, rights to payment (including monetary obligations, whether or not earned to performance), secondary obligations incurred or to be incurred, chattel paper, electronic chattel paper, general intangibles, payment intangibles, promissory notes, warranties, service contracts, documents, records now or hereafter arising front the Equipment (collectively, the “Collateral”).  The security interest in the Collateral and the rights granted hereunder shall secure the following (collectively, the “Obligations”): (i) the indebtedness of Borrower to Lender, or any affiliates of Lender, evidenced by each of the Notes (and any renewals, extensions, or modifications thereof), together with interest thereon, late charges, and costs of collection as provided in each of the Notes; (ii) the payments of all amounts agreed to be paid by Borrower in this Agreement and the other Loan Documents; and (iii) the observance and performance by Borrower of all of the terms, provisions, and covenants to be performed by Borrower under this Agreement or any of the other Loan Documents, or under any agreements of whatever nature with any affiliate of the Lender. The security interest shall remain in full effect, without waiver or surrender of any of Lender’s rights hereunder, notwithstanding any one or more of the following: (i) extension of the time of payment of the whole or any part any of any Note; (ii) any change in the terms and conditions of any Note; (iii) substitution of any other note or evidence of indebtedness for any Note; (iv) surrender, release, exchange, or alteration or any Collateral or other security, either in whole or in part; or (v) release, settlement, discharge, compromise, change, or amendment, in whole or in part, of any claim of Lender against Borrower or of any claim against any guarantor or other party secondarily or additionally liable for the payment of any Note.

3.  Borrower’s Representations.  Borrower warrants and represent to Lender, expressly acknowledging that Lender is relying on these warranties and representations, that, as of the date of this Agreement and/or the date or each Advance, as applicable, and agrees that until all of the Obligations have been irrevocably satisfied in full: (i) all information supplied by Borrower in any financial, credit, or accounting statement to Lender is and will be true, correct, and genuine; (ii) that each item of Equipment is to be used only for business purposes; (iii) Borrower is duly organized, validly existing, and in good standing under the laws of the state of its formation; (iv) Borrower has the full authority to enter into each of the Loan Documents and to perform all of its obligations under each of the Loan Documents; (v) Borrower has duly executed, authorized, and delivered all of the Loan Documents and each of the Loan Documents constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; (vi) that the execution, delivery, and performance of the transactions contemplated in each of the Loan Documents does not require the approval of any stockholder, trustee, or holder of any obligations of Borrower and does not and will not violate any law, rule, or order now binding on Borrower, or the charter, by-laws, or other governing documents of Borrower, or violate the provisions of, constitute a default under, or result in the creation of any lien or encumbrance upon the property of Borrower under, any contract or agreement to which Borrower is a party or by which it or its assets are bound, or require the consent or approval or the giving of notice to the federal or any state or local government (other than customary titling, registration, and security interest filings); (vii) there are no pending or overtly threatened actions or proceedings, which either, individually, or in the aggregate, would materially adversely affect the financial condition of Borrower or Borrower’s ability to fully perform all of its obligations under any of the Loan Documents; (viii) the Equipment is owned by Borrower and are free of all security interests and liens, except for the lien of the Loan Documents; (ix) Borrower maintains its principal place of business at the address set forth on page 1 of this Agreement, and Borrower’s exact legal name and state of formation, are identified on page 1 of this Agreement; Borrower agrees not to change its principal place of business, state of formation, or legal name without 30 days’ prior written notice to Lender, and Borrower retains its records concerning the Collateral at the address set forth above; and (x) Lender shall have a perfected security interest in the Collateral at all times that shall be prior to any other interests in the Collateral.

4.  Borrower’s Obligations.  In addition to and not in limitation of any other agreements of Borrower, Borrower agrees at its sole expense: (a) to use or permit the use of each item of Equipment only in the United States (or in Canada for not more than 60 days during any rolling 12 calendar month period to be determined individually for each item of Equipment) in the ordinary course of its business and in compliance with all applicable laws and regulations and insurance policies; (b) to keep each item of Equipment free from all claims and liens; (c) to file, report, and pay on its and Lender’s behalf by their due date all taxes, fees, and assessments of any and every kind on each item of Equipment sending a copy of such filing and payment contemporaneously to Lender; (d) to defend any action, proceeding, or claim affecting the Equipment or Lender’s security interest therein; (e) to maintain the Equipment in good operating condition, repair, and appearance in conformity with all governmental regulations, Insurance requirements, and manufacturer’s warranty requirements; (f) if titled Equipment, to obtain a certificate of title on each item of Equipment showing Lender’s security interest, and for all types of Equipment to preserve and perfect Lender’s security interest by authorizing Lender to file financing statements and also execute any required financing statements; (g) to not misuse, secrete, sell, rent, lend, encumber, transfer, or illegally use any of the Equipment nor permit any item of Equipment to be operated by or be in the possession of any affiliate of Borrower nor any other entity nor assign any of its interests or obligations (regardless of whether any of the foregoing occur voluntarily or by operation or law); (h) that Lender may enter any premises to inspect the Equipment or Borrower’s books and records on the Equipment at any time during usual business hours; (i) to provide Lender with complete financial information of Borrower upon request by Lender from time to time, such financial information to include income statements and balance sheets, prepared in accordance with generally accepted accounting principles — unaudited on a quarterly basis within 30 days after the end of each quarter and audited on an annual basis within 90 days after each fiscal year end; (j) to give Lender prompt written notice of any lien or claim on any Item of Equipment for which it is obligated to indemnify Lender; (k) Borrower will not transfer or permit any transfer of any part of the Collateral to be made or any interest therein to be created by sale (except as expressly permitted in this Agreement), grant of a security interest, or by levy, or other judicial process (whether occurring voluntarily or by operation of law); (l) Borrower may sell or dispose of only that part of the Collateral that Borrower is obligated hereby to replace, and, unless the proceeds are invested in replacement property of like kind and of equal or greater value, or Lender agrees otherwise in writing, all proceeds of any such sale or other disposition shall promptly be paid by Borrower to Lender to be applied against the Obligations, regardless of whether the Obligations are then due and payable; (m) Borrower shall take all actions and execute and file all documents reasonably requested by Lender to establish, maintain, and continue the perfected security interest of Lender in the Collateral and that a carbon, photographic, or other reproduction of this Agreement may be filed as a financing statement; (n) Borrower will, within ten (10) days of receipt of written notice from Lender, pay all costs and expenses of filing and recording (including the costs of all searches deemed necessary by Lender) to establish, maintain, and determine the validity of Lender’s security interest; (o) Borrower, within ten (10) days after any request of Lender, will confirm the amount due on any Note and will provide a description of any alleged offsets, counterclaims, or defenses to the payment thereof; (p) If titled Equipment, Borrower hereby grants Lender an irrevocable power of attorney for the purpose of titling and registering the Equipment and perfecting Lender’s security interest in the Collateral so long as the Obligations remain outstanding; (q) if non-titled Equipment, Borrower hereby appoints Lender as agent for the benefit of Borrower and grants Lender an irrevocable power of attorney, to take any and all actions and to execute and file all documents necessary to establish, maintain, and continue the perfected security interest of Lender in the Units, in the name of and on behalf of Borrower, at Borrower’s sole cost and expense.  This power of attorney is coupled with an interest and is irrevocable during the term of this Agreement; and (r) Borrower shall not permit the Equipment to be used for transportation of passengers or for the digging, hauling, loading, storing or transporting of material designated as hazardous, radioactive, toxic, flammable, or explosive, or environmentally hazardous, unsafe, or dangerous under any federal, state, or local law, rule.

5.  Insurance and Risk of Loss.  All risk of loss, damage or destruction of the Equipment will at all times be on Borrower.  Borrower agrees to maintain, at Borrower’s expense: (a) property insurance, or other insurance acceptable to Lender, protecting the Equipment from loss or damage by fire, theft and other customary risks for the greater of the Equipment’s replacement coat or the indebtedness with a deductible not to exceed $2,500 per item of Equipment, naming Lender as a loss payee on a “Lender’s Loss Payable” endorsement; and (b) liability insurance in an amount not less than $1,000,000 per occurrence (collectively “Required Insurance”).  Borrower male provide Lender satisfactory written evidence of Required Insurance within thirty (30) days of the commencement date of this agreement, the cancellation or expiration of such Required Insurance, or of any subsequent written request from Lender.  If Borrower does not do so, Lender may obtain insurance from an Insurer of Lender’s choosing in such forms and amounts as Lender deems reasonable to protect Lender’s interests (collectively, “Lender’s Insurance”).  Lender’s insurance will cover the Equipment and the Lender; it will not name Borrower as an insured and may not cover all of the Borrower’s interest in the Equipment.  Borrower agrees to pay Lender periodic charges for Lender’s Insurance (collectively, “Insurance Charges”) that include: a premium that may be higher than if the Borrower maintained the Required Insurance separately; a finance charge of up to 1.5% per month on any advances made by Lender or Lender’s agents; and commissions, and billing and processing fees; any or all of which may generate a profit to Lender and Lender’s agents.  If Borrower falls to provide satisfactory evidence of Required Insurance by the due date, Lender may pay Insurance Charges by debiting Borrower’s account under any previously authorized automatic payment.  Lender shall discontinue billing or debting Insurance Charges upon receipt of satisfactory evidence or Required Insurance.  Borrower shall immediately notify Lender of any loss or damage to Equipment which makes any item of Equipment unfit for continued or repairable use.  Borrower hereby irrevocably appoints Lender as Borrower’s attorney-in-fact to execute and endorse all checks or drafts in Borrower’s name to collect under any insurance covering Equipment.  Lender may apply insurance proceeds to the Obligations or any other obligation of Borrower to Lender as Lender deems appropriate.

6.  Borrower’s General Indemnities.  Borrower, at Borrower’s sole expense, will indemnify and hold harmless and upon demand reimburse Lender and its agents for, from, and against any and all liabilities, losses, damages, actions, causes of action, suits, proceedings, claims, demands, assessments, fines, penalties, judgments, fees, costs and expenses (including attorneys’ fees and expenses) of every kind and nature arising out of or related to this Agreement, any other Loan Document, the Collateral, or any part thereof, and the selection, manufacture, purchase, delivery, sale, possession, use, misuse, contents, repair, collision, condition, or return of any item of Equipment and any breach by Borrower of any of its obligations to Lender under this Agreement or any other Loan Document.  The obligations of Borrower and the rights of Lender under this Section 6 shall survive payment and performance of the Obligations in full and shall remain in full force and effect without termination.

7.  Continuation of Agreement.  This Agreement shall remain in full force and effect, without waiver or surrender of any of Lender’s rights hereunder, notwithstanding (a) extension of the time of payment of the whole or any part of the Obligations; (b) any modification to the Notes or substitution of any other note or evidence of indebtedness for any Note; (c) acceptance by Lender of any Collateral or security of any kind as partial payment of the Obligations; or (d) surrender, release, exchange, or alteration of any Collateral in whole or any part.

8.  Events of Default.  An “Event of Default” shall exist under this Agreement or any Schedule and all of the Loan Documents upon the occurrence or any or the following; (i) the occurrence of an Event of Default under any Note or any other of the Loan Documents; (ii) the failure by Borrower or any guarantor to perform any obligation not involving the payment of money, or to comply with any other term or condition applicable to Borrower or guarantor under any of the Loan Documents and such obligation, term, or condition remains unsatisfied after fifteen (15) days’ written notice to Borrower or guarantor; provided, however, that for any breach of any insurance provision or other covenant causing immediate risk to Lender’s interest in the Equipment, the cure period will be limited to ten (10) days; (iii) any representation or warranty made by Borrower or any guarantor in any of the Loan Documents or otherwise or any information delivered by Borrower or any guarantor in obtaining hereafter in connection with the credit evidenced by any Loan Document is materially incomplete, incorrect, or misleading as of the date made or delivered; (iv) Borrower or any guarantor in unable or admits in writing its inability to pay its monetary obligations as the become due, makes a general assignment for the benefit of creditors, or applies for or acquiesces in the appointment of a trustee, receiver, or other custodian for such party or any of its assets or property, or a trustee, receiver, or other custodian is appointed for Borrower or any guarantor or any of their assets or property; (v) commencement of any case under the Bankruptcy Code (Title 11 of the United Stales Code) or any similar proceeding under tiny federal, state, or foreign law by or against Borrower or any guarantor; (vi) the death, incompetence, dissolution, or liquidation of Borrower or any guarantor, the consolidation or merger or Borrower or any guarantor with any person or entity, or the taking of any action by Borrower or any guarantor toward any dissolution, liquidation, consolidation, or merger (regardless of whether such actions occur voluntarily or by operation of law); (vii) Borrower or any guarantor becomes insolvent, ceases to do business in the ordinary course or suffers a material adverse change in its management or ownership; (viii) the sale, assignment, or transfer of all or substantially all of its assets by Borrower or any guarantor (regardless of whether such action occurs voluntarily or by operation of law); (ix) Borrower or any guarantor, or any other parson acting on behalf of such parties, claims that any Loan Document or any lien or security interest is not legal, valid, binding, or enforceable against Borrower or any guarantor, or that the priority of any lien or security interest securing any of the Obligations is different than the priority represented and warranted in the Loan Documents; (x) any of the Equipment is lost, severely damaged, destroyed, or seized; (xi) Borrower or any guarantor shall be in default with respect to any agreement with or obligation to any other party for the payment of borrowed money, contractual obligation, or rent, and such default exceeds an aggregate amount of One Million Dollars (US $1,000,000); and (xii) the occurrence or any condition or event that is a default or is designated as a default, event of default, or Event of Default, trader any other Loan Document, or in any other agreement, contract, or indebtedness or Borrower or any guarantor to Lender or or Borrower or any guarantor to any affiliate of Lender.

9.  Rights and Remedies of Lender.  Upon the occurrence of an Event of Default under this Agreement and at any time thereafter, Lender shall have the following rights and remedies; (i) Lender may, at its option, declare all of the Obligations immediately due and payable; (ii) Lender may, without notice or demand or legal process, take possession of the Collateral wherever found and, for this purpose, may enter upon the property occupied or under the control of Borrower; (iii) Lender may require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender; (iv) Lender, at the expense of Borrower, may make repairs deemed necessary or desirable to the Collateral; (v) with or without obtaining possession of the Collateral or any part thereof, sell the same at a public or private sale in the wholesale or retail market, with or without notice to the Borrower.  Lender may also advertise and sell repossessed Collateral through internal websites through which equipment similar to the Collateral is sold and such disposition shall be deemed in conformity with reasonable commercial practice among dealers of the type of property that was the subject of the disposition.  The proceeds of any sale or sales, after deducting all expense of Lender in taking, storing, repairing, and selling the Collateral (including reasonable attorneys’ fees and legal expenses) shall be applied to the payment of any part or all of the Obligations and any other indebtedness or liability or Borrower to Lender, end any surplus thereafter remaining shall be paid to Borrower or to any other person that may be legally entitled to such surplus.  At any sale or disposition, Lender may accept a trade of property for all or any portion of the sales price.  As permitted by applicable law, Lender may, at any sale, public or private, of the Collateral, purchase any or all of the Collateral offered at such sale.  Lender shall be under no duty to select any items or Collateral over any other items or to sell the items of Collateral pro rata or in any order but may select and sell such Items as Lender may determine.  Lender shall not be responsible for any injury or loss to the Collateral unless caused by the willful wrongful acts or omission of Lender while the Collateral is in Lender’s possession.  Lender may, at its option, and without any obligation to do so, pay, perform, and discharge any and all amounts, costs, expenses, and liabilities herein agreed to be paid or performed by Borrower, and all amounts so expended by Lender shall become part of the Obligations and shall be immediately due and payable by Borrower upon demand and shall bear interest at the Default Rate (as defined in the Notes).  Lender may pursue any legal remedy available to collect all Obligations and to enforce its rights in the Collateral.  No action by Lender shall operate at a waiver of any other right or remedy of Lender.  The failure of Lender to take any of the actions or exercise any of the rights or remedies granted to Lender in this Agreement shall not be construed to be a waiver of any of the rights or remedies of Lender.  Lender shall have all of the rights and remedies afforded a secured party under the Uniform Commercial Code as adopted in North Carolina and all other rights or remedies provided under applicable law.  Borrower agrees that the Collateral is of a type customarily sold in recognized markets within the meaning of the Uniform Commercial Code.  All rights and remedies of Lender under this Agreement shall be cumulative and not alternative and shall inure to the benefit of Lender and its successors and assigns.  In Lender’s exercise of the powers granted by Borrower under this Agreement, no liability shall be asserted or enforced against Lender except for Lender’s willful wrongful acts, and Borrower expressly waives and releases Lender from all other such claims or liabilities.

10.  Consents and Waivers.  To the extent permitted under applicable law, Borrower expressly consents to and authorizes any court of competent jurisdiction to issue, by hearing without notice, such order or orders as may be appropriate or necessary to enforce the terms of this Agreement, granting to Lender such powers, orders, or authority as Lender shall need or desire to enforce this Agreement.  Any such court is directed not to require any bond of Lender, the parties agreeing that time is of the essence to protect the interests of Lender.  Borrower hereby acknowledges its express intent to waive and abandon all personal properly exemptions granted by law with respect to the Collateral.  To the extent permitted under applicable law, Borrower expressly waives any notice of sale or other disposition of the Collateral, notice of exercise of any other right or remedy by Lender and any other right to notice after an Event of Default; and that to the extent such notices can not be waived, any notice given to Borrower at the address set forth on page 1 of this Agreement (or to such other address provided in writing by Borrower) by registered or certified mail at lease five (5) days before the date of sale shall be deemed reasonable and to fully satisfy the requirement for giving of notice to Borrower.

11.  Liability of Lender.  Lender shall not in any way be liable for the condition or maintenance of the Collateral or any failure to do any or all of the actions for which rights and authority arc granted in this Agreement.  The failure of Lender to take any of the actions or exercise any of the rights, interests, powers, or authority granted to Lender under this Agreement shall not be confined to be a waiver of any of the rights, interests, powers, or authority granted to Lender under this Agreement.  In exercise of its rights and remedies Lender shall not have any liability to Borrower for any injury to the assets, business, or operations of Borrower or any other liability, other than for Lender’s own gross negligence or willful misconduct.

12.  Incorporation by Reference.  Each of the Notes, Exhibits, Schedules, and other Loan Documents attached to, or referred to in, this Agreement now or at any time hereafter are hereby incorporated in this Agreement by this reference as if restated in their entirety.

13.  Construction.  Unless otherwise expressly provided in a Loan Document, in the event of any conflict between any provision of a Note and any other Loan Document, the terms of the Note shall control such conflict.  The parties to the Loan Documents have negotiated the terms of the transactions evidenced by the Loan Documents and the drafting of the Loan Documents shall not be construed for or against Borrower, any guarantor, or Lender.

14.  Assignments or Transfers.

(a)  Transfers by Lender.  Borrower acknowledges that Lender may assign, transfer, grant a participation in, or grant a security interest in this Agreement, any Note, or Lender’s interest therein without notice to Borrower.  Any assignee or transferee of Lender shall have the rights, assigned and transferred, but none of the obligations of Lender under this Agreement, and Borrower agrees that it will not assert against any assignee or transferee of Lender any defense, counterclaim, or offset which Borrower may have or may claim against Lender or its agents.  Borrower acknowledges that any assignment or transfer by Lender shall not materially change Borrower’s duties or obligations under this Agreement, any Note, or any other Loan Document.

(b)  Transfers by Borrower.  Neither Borrower nor any guarantor shall assign, transfer, delegate, or dispose (whether voluntarily or by operation of law) of all or any part of its Obligations under this Agreement, any Note, or any other Loan Document, or enter into a lease of all or any part of the Equipment, without the prior written consent of Lender and any such action attempted without the prior written consent of Lender shall he void as against Lender and constitute an immediate Event of Default under this Agreement.  Notwithstanding the foregoing prohibition against such transfers by Borrower, Borrower hereby transfers, conveys, and assigns to Lender and and grants to Lender a security interest in all of Borrower’s rights, title, and interest in, but none of its obligations under, any lease of the Equipment, and all proceeds and income arising therefrom.  In the event Lender is requested to consent to a lease of the Equipment, any permitted lease must be in form acceptable to Lender and assigned to Lender by Borrower by an assignment in form approved by Lender.

15.  Survival.  The representations, warranties, and covenants, of the Borrower and any guarantor in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Advances to or on behalf of Borrower.

16.  Multiple Finance Accommodations.  If Borrower has more than one loan or other finance accommodation with Lender, Borrower agrees that (i) the Loan Documents and the documents relating to such other finance accommodations shall all remain in effect and neither shall supersede the other, regardless of whether the Loan Documents and such other financing documents have differing terms, conditions, and requirements; and (ii)  regardless of such differences, Borrower shall comply with all of the terms, conditions and requirements of the Loan Documents and such other financing documents.

17.  Miscellaneous.  TIME IS OF THE ESSENCE WITH REGARD TO EACH PROVISION OF THE LOAN DOCUMENTS AS TO WHICH TIME IS A FACTOR.  The headings at the beginning of sections of the Loan Documents are solely for convenience and do not modify any sections.  In each Loan Document, the singular shall include the plural and vice versa and each gender shall include the other gender.  If any provision of any of the Loan Documents is unenforceable, such provision shall be automatically modified to the minimum extent possible to make such provision enforceable, and the enforceability of the other provisions of the Loan Documents shall not be affected.  The Loan Documents shall be binding upon and inure to the benefit of Lender, Borrower, and any guarantor and each of their respective permitted successors and assigns.  Borrower agrees that any document processing fees may be shared with or rebated to the selling dealer.  In the event Borrower is composed of more than one party, the obligations, covenants, agreements, and warranties contained herein, as well as the obligations arising therefrom, are and shall be joint and several as to each such party.  Borrower certifies they are not subject to any prohibitions under any regulation or orders of the U.S. Dept. of Treasury’s Office of Foreign Assets Control. . Borrower also certifies that they do not engage in any transactions prohibited by any U.S. laws.  To the extent permitted by applicable law the Borrower and Lender hereby voluntarily and intentionally waive the right either may have to trial by jury in respect to any litigation in connection with this Agreement, any other loan document, or actions or statements (whether verbal or written) of any party.  These Loan Documents may be executed and delivered by facsimile signature and a facsimile signature shall be treated as an original.  Multiple signatures to these Loan Documents delivered separately shall constitute one original Loan Document.

18.  Lender Agents.  Borrower agrees that Lender may appoint one or more agents to act on its behalf and that such agents have the power and right to administer and enforce this Agreement.

Volvo Financial Services

ADDENDUM NO. 001 TO Master Loan and Security Agreement

This Addendum No. 001 to the Master Loan and Security Agreement is dated as of March 29, 2012 and is attached to and incorporated by this reference in that certain Master Loan and Security Agreement of the same date between Volvo Commercial Finance, a division of VFS US LLC as Lender, and AMERIQUEST LEASING & MAINTENANCE, INC. DBA Cure Leasing & Maintenance, as Borrower (the “Agreement”).

All capitalized terms used and not defined in this Addendum are used with the same meaning as given in the Agreement.

Lender and Borrower hereby agree that the Master Loan and Security Agreement shall be amended as provided below.

1.              Paragraph 4 of the Agreement is hereby modified by amending and restating clause (c) appearing therein in its entirety to read as follows:

“(c) to file, report, and pay on its and Lender’s behalf by their due date all taxes, fees, and assessments of any and every kind on each item of Equipment and maintaining records evidencing that it has made such filings, reports and payments, and promptly upon request of Lender, sending a copy of such filing, report or evidence of payment to Lender;”

Except as expressly modified in this Addendum, all of the terms and conditions of the Agreement remain unchanged and in full force and, effect.

Dated: As of March 29, 2012.

Borrower:	AMERIQUEST LEASING & MAINTENANCE, INC.
DBA Cure Leasing & Maintenance

	Signature	/s/ James Guice

	Print Name	James Guice

	Title	Exec V.P.

Volvo Financial Services

SUBLEASE ADDENDUM
MASTER LOAN AGREEMENT

Customer Name: AMERIQUEST LEASING & MAINTENANCE, INC.

Customer Number: 7621040

This Addendum to the Master Loan Agreement is dated as of 06/19/2012 and is attached to and incorporated by this reference in that certain Master Loan and Security Agreement dated as of 03/29/2012 between Volvo Financial Services, a division of VFS US LLC, as Lender, and AMERIQUEST LEASING & MAINTENANCE, INC., as Borrower, (the “Contract”).

Lender and Borrower hereby agree that the Contract shall be amended as provided below.

1.                                      Section 2 of the Agreement is deleted in its entirety and replaced with the following:

Security Agreement.  To secure Borrower’s full and complete payment and performance under all of the Loan Documents, Borrower hereby grants to Lender a security interest in and to the Equipment and such other equipment, goods and inventory of Borrower financed or leased to it by Lender whether now or hereafter acquired by Borrower together with all attachments, accessions, replacements, parts, proceeds (including insurance proceeds), income, earnings, accounts, rights to payment (including monetary obligations, whether or not earned by performance), secondary obligations incurred or to be incurred, chattel paper, electronic chattel paper, general intangibles, payment intangibles, promissory notes, warranties, service contracts, documents, records now or hereafter arising from the Equipment and such other equipment, goods and inventory financed or leased to it by Lender (collectively, the “Collateral”).  Borrower hereby authorizes Lender to file financing statements consistent with this grant of security interest.  The security interest in the Collateral and the rights granted hereunder shall secure the following (collectively, the “Obligations”): (i) the indebtedness of Borrower to Lender or any affiliates of Lender, evidenced by each of the Notes (and any renewals, extensions, or modifications thereof), together with interest thereon, late charges, and costs of collection as provided in each of the Notes; (ii) the payments of all amounts agreed to be paid by Borrower in this Agreement and the other Loan Documents; and (iii) the observance and performance by Borrower of all of the terms, provisions, and covenants to be performed by Borrower under this Agreement or any of the other Loan Documents, or under any agreement(s), of whatever nature, with any affiliate of the Lender.  The security interest shall remain in full effect, without waiver or surrender of any of Lender’s rights hereunder, notwithstanding any one or more of the following: (i) extension of the time of payment of the whole or any part of any Note; (ii) any change in the terms and conditions of any Note; (iii) substitution of any other note or evidence of indebtedness for any Note; (iv) surrender, release, exchange, or alteration of any Collateral or other security, either in whole or in part; or (v) release, settlement, discharge, compromise, change, or amendment, in whole or in part, of any claim of Lender against Borrower or of any claim against any guarantor or other party secondarily or additionally liable for the payment of any Note.

2.                                      Notwithstanding the provision of the Contract which prohibits the Borrower’s renting, encumbering, or transferring of the Equipment or the Equipment’s being operated by or in the possession of any party other than Borrower’s, so long as no default has occurred and is continuing, or will result therefrom, Borrower will be allowed to lease or rent the Equipment to any solvent, domestic business entity or independent driver subject to the following: (i) Borrower maintains in its books and records (which shall promptly be made available for review by Lender upon its request) the name and address of the end user and the location of the Equipment; (ii) Borrower remains primarily liable under the Contract; (iii) the lease or rental agreement is subject and subordinate to the security interest of Lender in the Equipment, which status, and

Lender’s right to recover the Equipment from the lessee or renter upon an Event of Default under the Contract, are explicitly detailed in the lease or rental agreement; (iv) the lease or rental agreement is collaterally assigned to Lender, and such lease or rental agreement is in a form acceptable to Lender and contains an acknowledgement of such assignment and Lender’s rights or a separate acknowledgment of such has been prepared, signed by the lessee or renter, and upon request of Lender, Borrower shall provide to Lender a true and correct copy of the lease or rental agreement and of any acknowledgment; (v) the lease or rental agreement is at least as protective of Lender’s interests as the Contract, and the lessee or renter is prohibited from subleasing, renting, or assigning its interests; and (vi) Borrower must not permit the original chattel paper lease or rental agreement to be in the possession of any third party and shall take or perform any acts, or obtain, execute, or cause to be executed, delivered, and/or filed all appropriate UCCs and other filings, waivers, insurance certificates, evidence of lessee’s or renter’s corporate authority, opinions, and other documents required by Lender in connection with such rental or leasing, which are necessary to protect Lender’s interest in the Equipment or to evidence Borrower’s agreement under this Addendum, all at Borrower’s sole cost and expense.

Except as expressly modified in this Addendum, all of the terms and conditions of the Contract remain unchanged and in full force and effect.  To the extent any terms of this Addendum conflict with any Sublease Addendum to the Contract previously executed by Borrower, this Addendum shall be controlling.

Borrower: AMERIQUEST LEASING & MAINTENANCE, INC.

Signature: X	/s/ Scott Grushoff

Print Name:	Scott Grushoff

Title:	COO

Date: 06/19/2012